VRI, Inc.
                             333 Meadowlands Parkway
                           Secaucus, New Jersey 07094
                            Telephone: (201) 390-9200
                            Facsimile: (201) 390-0156

                                                               February 23, 2000

VIA FACSIMILE: (246) 431-0076

Zorro Systems, Ltd.
Chancery House
High Street
Bridgetown, Barbados
Attention: Mr. Alec Wright

     Re:  Proposed  Agreement  for the Purchase of Common Stock of  Intellashop,
          Inc.

Dear Mr. Wright:

     This letter, when countersigned by you and Intellashop, Inc., shall confirm the agreement as of January 7, 2000, by and between VRI, Inc., a Nevada corporation (the "Buyer"), Zorro Systems Ltd., a Barbados corporation (the "Shareholder") and Intellashop, Inc., a Barbados corporation (the "Company"), upon which the Shareholder will sell to Buyer shares of the Company's common stock. Our agreement is on the terms, and subject to the conditions, described below. Except for paragraphs 5, 6 and 7 below, however, this letter represents only our current good-faith intention to negotiate and enter into a definitive agreement for the purchase of common stock (the "Agreement for the Purchase of Common Stock"), which shall be subject to the terms and conditions of this letter satisfactory completion of the parties' due diligence investigation and to negotiation of such as Agreement for the Purchase of Common Stock in a form acceptable to the parties (except with respect to paragraphs 5, 6 and 7, below) and none of the parties hereto shall have any liability to the other if the parties fail to execute an Agreement for the Purchase of Common Stock. Statements below as to what the parties will do, or agree to do, or the like, are so expressed for convenience purposes only, and are understood in all instances (except for paragraphs 5, 6 and 7 below) to be subject to our mutual continued willingness to proceed with any transaction as our negotiations take place.

     1. Fundamental Terms. At the date of closing of the Agreement for the Purchase of Common Stock (the "Closing"), the Buyer agrees to purchase and Shareholders agrees to sell and deliver, such number of shares of the Company's common stock, $100.00 par value, which shall represent not less than 100% of the Company's issued and outstanding shares of common stock as of the Closing, on a fully diluted basis (collectively, the "Shares"), after giving effect to all outstanding Company shares of common stock, options, warrants or rights to acquire Company shares of common stock, as if all Company shares of common stock which may be acquired by exercise or conversion of options, warrants or rights, were deemed outstanding. As consideration for the sale of Shares to Buyer, Buyer agrees to pay Shareholder

          200,000,000 shares of common stock, $0.15 par value, of the Buyer (collectively, the "Exchange Shares" or, the "Purchase Price"). The parties hereto agree that the Shares and the Exchange Shares shall be fully paid and nonassessable, free and clear of all liens, encumbrances, options, and legal or equitable rights of others not a party to this letter.

     2. Definitive Agreement. The parties hereto mutually agree to proceed in good faith toward negotiations and execution of the Agreement for the Purchase of Common Stock, which shall provide for the sale and purchase of the Shares and which shall contain representations, warranties, conditions, covenants and the like typical in such transaction.

     3. Conditions. This letter is and, to the extent applicable, the Agreement for the Purchase of Common Stock will be subject to the following conditions:

          a. A complete and satisfactory due diligence review by the Buyer of the books, records, business and affairs of the Company. The Company agrees to provide Buyer and its agents complete access to all of the Company's books, records and personnel for purposes of conducting Buyer's investigation;

          b. A complete and satisfactory due diligence review by the Shareholder and the Company of the books, records, business and affairs of the Buyer. The Buyer agrees to provide Shareholder and the Company and their respective agents complete access to all of the Buyer's books, records and personnel for purposes of conducting Shareholder's and Company's investigation;

          c. The existence at the Closing of no material liabilities on the books of the Company and the Buyer, and no undisclosed or contingent liabilities, other than those expressly agreed upon by the parties;

          d.   The approvals and consents of all applicable governmental bodies,
               lenders,   lessors,  third  parties,  and  Company's  Buyers  and
               Seller's respective board of directors;

          e. The occurrence of no material changes in the Company's and Buyer's business or capitalization between the date of this letter and the date of Closing, other than as required or conditioned herein, or otherwise expressly agreed upon by the parties in writing; and,

          f. The completion and filing by Shareholder, Company and/or Buyer of all documentation, reports, schedules and other information necessary to bring the Company and/or the Buyer into compliance with the rules and regulations of the U.S. Securities and Exchange Commission and the Internal Revenue Service.

     4. Expenses. Each party to this letter shall bear its own expenses, except as specifically provided to the contrary above.

     5. Indemnification. The Company hereby agrees to defend, indemnify and hold harmless the Buyer, and all of Buyer's officers, directors, attorneys, stockholders, employees and agents against any and all expenses of defense and investigation related thereto, of any and every nature and description, however incurred, arising out of or related to this letter of intent, the Agreement for the Purchase of Common Stock, and any agreements or proceedings related thereto.

               The Buyer hereby agrees to defend, indemnify and hold harmless the Shareholders and the Company, and all of the Company's officers, directors, attorneys, stockholders, employees and agents against any and all expenses of defense and investigation related thereto, of any and every nature and description, however incurred, arising out of or related to this letter of intent, the Agreement for the Purchase of Common Stock, and any agreements or proceedings related thereto.

     6. Confidentiality. Buyer hereby agrees that all information provided by Shareholder or the company and identified as "confidential" by Shareholder or the Company will be treated as such, and that the Buyer shall not make any use of such information other than with respect to the transactions contemplated by this letter or by this letter are terminated without the execution of a definitive Agreement for the Purchase of Common Stock, Buyer shall return to Shareholder or the Company all such confidential information in its possession, or will certify to Shareholder and the Company that all of such that has not been returned has been destroyed.

               Shareholders  and  Company  hereby  agree  that  all  information provided by Buyer and identified as "confidential" by Buyer will be treated as such, and that the Shareholder and Company shall not make any use of such information other than with respect to the transactions contemplated by this letter or by the Agreement for the Purchase of Common Stock. If the agreements contemplated by this letter are terminated without the execution of a definitive Agreement for the Purchase of Common Stock, Shareholder and Company shall return to Buyer all such confidential information in its possession, or will certify to Buyer that all of such that has not been returned has been destroyed.

     7. Termination. This letter of intent may be terminated by mutual consent of the Buyer, the Shareholder and the Company.

               In the event of such termination, all provisions hereof shall terminate except as provided in the initial paragraph preceding paragraph 1, above, except that if a party is in breach of its obligations hereunder, such transaction shall not relieve such party of liability for such breach.

     This letter agreement shall be governed by, and construed with, the laws of the State of Nevada, without giving effect to conflict of laws principles thereof, and in any action to enforce or interpret or arising under any of the provisions of this agreement, the parties expressly agree to submit to the jurisdiction of any Federal or State court sitting in Clark County, State of Nevada.

                                        Sincerely,

                                        VRI, INC.



                                        By:  /S/ Martin F. Cardone
                                             -------------------------------
                                        Name:  Martin F. Cardone
                                        Title: President


ACCEPTED AND AGREED TO as of the date first above written:

ZORRO SYSTEMS LTD.



By:  /S/ Alec Wright
     ---------------------------
Name:  Alec Wright
Title: Chairman


ACCEPTED AND AGREED TO as of the date first above written:

INTELLASHOP INC.



By:  /S/ Alec Wright
     ---------------------------
Name:  Alec Wright
Title: Chairman